SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 16, 2003

NEXTEL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19656	36-3939651
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2001 Edmund Halley Drive, Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(703) 433-4000

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Information.

On July 16, 2003, Nextel announced certain financial and operating results for the second quarter of 2003, including:

•	a total liquidity position of about $3.7 billion as of June 30, 2003 available to fund our operations, consisting of:

•	about $2.4 billion of cash, cash equivalents and short-term investments; and

•	about $1.3 billion of borrowings available pursuant to the revolving loan commitment under our bank credit facility, which will be reduced by $38 million per quarter through March 31, 2004, and, will be reduced more significantly starting April 1, 2004;

•	retirements of debt and mandatorily redeemable preferred stock, as further described below, for approximately $131 million in cash during the quarter;

•	approximately 24.5 billion total system minutes of use on the Nextel National Network for the quarter; and

•	the following financial and operating data:

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES Unaudited

Consolidated Statements of Operations (in millions, except per share amounts)

	For the six months ended		For the three months ended
	June 30,		June 30,

	2003	2002	2003	2002

Operating revenues
Service revenues	$4,595	$3,863	$2,385	$2,032
Handset and accessory revenues (1)	332	248	171	122

	4,927	4,111	2,556	2,154

Operating expenses
Cost of service (exclusive of depreciation included below)	777	717	408	366
Cost of handset and accessory revenues	625	524	315	219
Selling and marketing	855	726	444	380
General and administrative	760	742	385	373
Restructuring and impairment charges	—	35	—	—
Depreciation and amortization	835	787	422	405

Operating income	1,075	580	582	411
Interest expense	(444)	(542)	(219)	(269)
Interest income	22	31	10	16
(Loss) gain on retirement of debt, net of debt conversion cost of
$0, $47, $0 and $47	(7)	139	(2)	139
Equity in losses of NII Holdings — pre-bankruptcy emergence	—	(226)	—	(99)
Equity in losses of unconsolidated affiliates, net (2)	(48)	(49)	(35)	(24)
Reduction in fair value of investment	(2)	(35)	(2)	(35)
Other, net	2	(1)	2	(1)

Income (loss) before income tax provision	598	(103)	336	138
Income tax provision	(49)	(365)	(27)	(15)

Net income (loss)	549	(468)	309	123
(Loss) gain on retirement of mandatorily redeemable preferred stock	(7)	264	(5)	264
Mandatorily redeemable preferred stock dividends and accretion	(53)	(125)	(23)	(62)

Income (loss) available to common stockholders	$489	$(329)	$281	$325

Earnings (loss) per common share
Basic	$0.48	$(0.40)	$0.27	$0.39

Diluted	$0.47	$(0.40)	$0.27	$0.37

Weighted average number of common shares outstanding
Basic	1,020	821	1,029	841

Diluted	1,042	821	1,052	927

Selected Balance Sheet Data (in millions)

	June 30,	December 31,
	2003	2002

Cash, cash equivalents and short-term investments	$2,420	$2,686
Accounts and notes receivable, net of allowance for doubtful accounts of $104 and $127	1,162	1,077
Property, plant and equipment, net	8,829	8,918
Intangible assets, net	6,918	6,607
Total assets	21,537	21,484
Long-term debt, including current portion	11,737	12,278
Capital lease and finance obligations, including current portion	194	272
Total liabilities	17,248	17,623
Mandatorily redeemable preferred stock	861	1,015
Stockholders’ equity	3,428	2,846

1

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Other Data

	For the three months ended

	June 30,	March 31,
	2003	2003

Handsets in service, end of period (in thousands) (3)	11,683	11,092
Net handset additions (in thousands) (3)	591	480
Average monthly minutes of use per handset	720	650
Bad debt expense included in general and administrative (in millions)	$25	$56
Bad debt expense as a percentage of operating revenues	1.0%	2.4%

Capital Expenditures
(in millions)

	For the six months ended		For the three months ended
	June 30,		June 30,

	2003	2002	2003	2002

Cash paid for capital expenditures, excluding capitalized interest	$707	$1,016	$332	$429
Changes in capital expenditures accrued or unpaid	—	(94)	70	19

Capital expenditures, excluding capitalized interest	707	922	402	448
Capitalized interest	20	25	9	13

Total capital expenditures	$727	$947	$411	$461

Condensed Consolidated Statements of Cash Flows
(in millions)

	For the six months ended		For the three months ended
	June 30,		June 30,

	2003	2002	2003	2002

Cash flows from operating activities
Net income (loss)	$549	$(468)	$309	$123
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	835	787	422	405
Change in accrued interest on short-term investments	(6)	(13)	(3)	(6)
Other	138	603	(25)	(85)

Net cash provided by operating activities	1,516	909	703	437

Cash flows from investing activities
Cash paid for capital expenditures, including capitalized interest	(727)	(1,041)	(341)	(442)
Payments for licenses, acquisitions and other, net of cash acquired	(238)	(317)	(24)	(65)
Cash relinquished as a result of deconsolidation of NII Holdings	—	(250)	—	—
Net changes in short-term investments and other	(134)	(139)	(56)	(76)

Net cash used in investing activities	(1,099)	(1,747)	(421)	(583)

Cash flows from financing activities
Purchase and retirement of debt securities and mandatorily redeemable preferred stock	(707)	(295)	(137)	(295)
Repayments under capital lease and finance obligations	(25)	(49)	(9)	(21)
Repayments under long-term credit facility	(99)	—	(50)	—
Borrowings under long-term credit facility	69	—	—	—
Payment for capital lease buy-out	(54)	—	—	—
Mandatorily redeemable preferred stock dividends	(42)	—	(27)	—
Other	35	—	25	(1)

Net cash used in financing activities	(823)	(344)	(198)	(317)

Net (decrease) increase in cash and cash equivalents	(406)	(1,182)	84	(463)
Cash and cash equivalents, beginning of period	1,846	2,481	1,356	1,762

Cash and cash equivalents, end of period	$1,440	$1,299	$1,440	$1,299

2

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES Unaudited

Long-Term Debt and Mandatorily Redeemable Preferred Stock Data (dollars in millions)

		Book and
	March 31,	principal value			June 30,
	2003	of retirements	Other		2003

10.65% senior redeemable discount notes due 2007	$691	$15	$—		$676
9.75% senior serial redeemable discount notes due 2007	932	20	—		912
4.75% convertible senior notes due 2007	284	—	—		284
9.95% senior serial redeemable discount notes due 2008	1,301	8	—		1,293
12% senior serial redeemable notes due 2008, net of unamortized discount of $3 and $3	271	—	—		271
9.375% senior serial redeemable notes due 2009	1,670	—	—		1,670
5.25% convertible senior notes due 2010	607	—	—		607
9.5% senior serial redeemable notes due 2011, including a fair value hedge adjustment of $58 at March 31, 2003 and $65 at June 30, 2003	922	—	7	(a)	929
6% convertible senior notes due 2011	608	—	—		608
Bank credit facility	4,520	—	(50	)(b)	4,470
Other	17	—	—		17

Total long-term debt, including current portion	$11,823	43	$(43)		$11,737

13% series D exchangeable preferred stock mandatorily redeemable 2009 (d)	$463	88	$—		$375
11.125% series E exchangeable preferred stock mandatorily redeemable 2010	392	—	—		392
Zero coupon convertible preferred stock mandatorily redeemable 2013	92	—	2	(c)	94

Total mandatorily redeemable preferred stock	$947	88	$2		$861

Total retirements		$131

(a) Represents the non-cash increase to the fair value hedge during the quarter.
(b) Represents scheduled principal payment on term loans.
(c) Represents accretion of unamortized dividends.
(d) On July 15, 2003, we redeemed all outstanding shares of our 13% series D exchangeable preferred stock.

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES Unaudited

Notes to Financial Data

(1)	In accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin, or SAB, No. 101, “Revenue Recognition in Financial Statements,” we recognize handset sales as revenues on a straight-line basis over 3.5 years, the estimated customer relationship period. Costs of handset sales are recognized over the same period in amounts equivalent to the revenues recognized from the handset sales. The handset costs in excess of the revenues (handset subsidies) generated from handset sales are expensed immediately as these amounts exceed our minimum contractual revenues. The following is a summary of handset and accessory revenues.

	For the six months ended		For the three months ended
	June 30,		June 30,

	2003	2002	2003	2002

	(in millions)		(in millions)
Current period handset and accessory sales	$502	$413	$252	$230
Net effect of SAB No. 101 handset deferrals	(170)	(165)	(81)	(108)

Handset and accessory revenues	$332	$248	$171	$122

(2)	Our equity in losses of unconsolidated affiliates, net represents our proportionate share of the operating results of NII Holdings, Inc. and Nextel Partners, Inc. in accordance with the equity method of accounting based upon their preliminary operating results provided to us for the three-month and six-month periods ended June 30, 2003.

(3)	Net handset additions represent gross handsets activated during the period less handsets deactivated. Net handset additions and handsets in service, end of period, does not include handsets attributable to test markets, such as the Boost Mobile program. These net handset additions reflect a customer churn rate of about 1.6% for the second quarter 2003 and about 1.9% for the first quarter 2003. The customer churn rate is an indicator of customer retention and represents the monthly percentage of the customer base that disconnects from service. Customer churn is calculated by dividing the number of handsets disconnected from commercial service during the period by the average number of handsets in commercial service during the period. Churn is not a measurement under accounting principles generally accepted in the United States and may not be similar to churn calculations of other companies.

4

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of business Acquired Not applicable

(b)	Pro Forma Financial Information Not applicable

(c)	Exhibits

The following exhibit is filed with this report:

Exhibit No	Exhibit Description

99.1	Press Release, dated July 16, 2003

Item 9. Regulation FD Disclosure (Information Being Furnished Under Item 12).

     In accordance with the Securities and Exchange Commission Release No.33-8216, the following information, which is intended to be furnished under Item 12, “Results” of Operations and Financial Condition,” is instead being furnished under Item 9, “ Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On July 16, 2003 Nextel issued a press release announcing certain financial and operating results for the second quarter of 2003. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated into Item 9 of this form 8-K by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 16, 2003	By:	/s/ Leonard J. Kennedy
Leonard J. Kennedy
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No	Exhibit Description

99.1	Press Release, dated July 16, 2003